Exhibit 99.1

Clarus Reports Second Quarter 2026 Results

Grew Quarterly Sales at Outdoor by 8.5%

Increased Apparel Sales in Outdoor Segment for Fifth Consecutive Quarter

Repurchased 153,331 Shares of Common Stock for Approximately $0.4 Million

Jefferies LLC Continues to Assist the Company with Evaluating Strategic Alternatives

SALT LAKE CITY, August 6, 2026 (GLOBE NEWSWIRE) -- Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor enthusiast markets, reported financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Financial Summary vs. Same Year-Ago Quarter

•	Sales of $56.2 million compared to $55.2 million.
•	The Company received a refund of approximately $6.1 million related to previously paid International Emergency Economic Powers Act (“IEEPA”) tariffs, which was recorded as an offset to cost of goods sold.
•	Gross margin was 48.9% compared to 35.6%. Second quarter 2026 gross margin includes a benefit of approximately 1,090 basis points from the recovery of IEEPA tariffs.
•	Net income of $4.7 million with a net income margin of 8.4%, or $0.12 per diluted share, compared to net loss of $8.4 million with a net loss margin of (15.3)%, or $(0.22) per diluted share.
•	Adjusted net income of $6.8 million, or $0.18 per diluted share, compared to adjusted net loss of $(3.1) million, or $(0.08) per diluted share.
•	Adjusted EBITDA of $7.6 million with an adjusted EBITDA margin of 13.6%, compared to Adjusted EBITDA loss of $(4.4) million with an adjusted EBITDA margin of (8.0)%.

Management Commentary

“Our second quarter results reflects disciplined execution of our simplification strategy,” said Warren Kanders, Clarus’ Executive Chairman. “The IEEPA tariff refund we recognized during the quarter lifted earnings and gross margin, but our underlying performance was solid and we continue to see encouraging signs of progress across both segments. At Outdoor, where second quarter revenue, margin, and EBITDA all increased year-over-year, we believe that the team’s hard work concentrating inventory on our highest-volume, highest-margin products is paying off. Our big three Outdoor categories of Mountain, Climb, and Apparel drove 95% of total segment revenues, a testament to the deliberate actions we have taken to prioritize Black Diamond’s best and most profitable styles. In the Adventure segment, we continue to carefully balance targeted investments with ongoing cost and productivity initiatives. Notably, Adventure’s second quarter gross margin improved 420 basis points year-over-year driven by price growth and better segmentation across our retailer base.”

Mr. Kanders added, “Despite geopolitical and macroeconomic headwinds, we continue to expect full-year revenue to fall within our previously provided guidance range. Outdoor has performed well in a challenging market, and we remain confident that Black Diamond is positioned to capitalize on the growth opportunities ahead. With cleaner inventory, less discounting, and a shift toward a full-price premium model, we are well positioned to drive improved profitability. At Adventure, we have improved the organizational shape to capture more margin as the business re-scales. During the second quarter, we completed the bolt-on acquisition of ONWRD Supply Co. brand and related assets, enhancing our portfolio mix with complementary, high margin in-vehicle accessories. Overall, we remain committed to unlocking the intrinsic value of both segments and to maximizing long-term value for our shareholders.”

Second Quarter 2026 Financial Results

On a consolidated basis, sales in the second quarter were $56.2 million compared to $55.2 million in the same year-ago quarter, up 1.6%. Sales in the Outdoor segment increased 8.5% to $39.8 million, compared to $36.7 million in the year-ago quarter. Sales in the Adventure segment decreased 11.9% to $16.4 million, compared to $18.6 million in the year-ago quarter.

Sales in the Outdoor segment increased due to increases in global wholesale, independent global distributor, and global direct-to-consumer revenues, partially offset by lower PIEPS revenue due to the sale of PIEPS in July 2025. Sales in the Adventure segment decreased due to an unfavorable wholesale market in Australia and North America for Rhino-Rack and MAXTRAX, partially offset by favorable FX.

Gross margin in the second quarter was 48.9% compared to 35.6% in the year-ago quarter. The gross margin increase was primarily attributable to receiving $6.1 million of IEEPA tariff refunds, higher volumes and a favorable product mix at the Outdoor segment, and a favorable product mix at the Adventure segment, which was partially offset by lower volume at the Adventure segment.

Selling, general and administrative expenses in the second quarter were $24.3 million compared to $26.9 million in the same year-ago quarter. Second quarter 2026 expenses reflect lower marketing costs, depreciation, amortization and other expense reduction initiatives across both segments to manage costs and the removal of PIEPS due to its sale during 2025.

Net income in the second quarter of 2026 was $4.7 million with a net income margin of 8.4%, or $0.12 per diluted share, compared to net loss of $(8.4) million with a net loss margin of (15.3)%, or $(0.22) per diluted share, in the year-ago quarter.

Adjusted net income in the second quarter of 2026 was $6.8 million, or $0.18 per diluted share, compared to adjusted net loss of $(3.1) million, or $(0.08) per diluted share, in the year-ago quarter. Adjusted net income (loss) excludes amortization of intangibles, impairment of indefinite-lived intangible assets, restructuring charges, transaction costs, contingent consideration benefit, and stock-based compensation.

Adjusted EBITDA in the second quarter was $7.6 million, or an adjusted EBITDA margin of 13.6%, compared to adjusted EBITDA of $(4.4) million, or an adjusted EBITDA margin of (8.0)%, in the same year-ago quarter.

Net cash provided by operating activities for the three months ended June 30, 2026, was $1.7 million compared to net cash used in operating activities of $(9.4) million in the prior year quarter. Capital expenditures in the second quarter of 2026 were $1.1 million compared to $1.9 million in the prior year quarter. Free cash flow for the second quarter of 2026 was $0.6 million compared to an outflow of $11.3 million in the prior year quarter.

Liquidity at June 30, 2026 vs. December 31, 2025

•	Cash and cash equivalents totaled $28.9 million compared to $36.7 million.
•	The balance sheet was debt free at the end of both periods.

Stock Repurchase Program

During the second quarter, the Company repurchased 153,331 shares of its common stock for approximately $0.4 million, or $2.92 per share, leaving approximately $42.4 million remaining under its $50 million stock repurchase program.

Acquisition of ONWRD

In June 2026, Rhino-Rack USA completed the acquisition of certain assets and liabilities constituting ONWRD Supply Co. (“ONWRD”), an outdoor inspired accessories brand that makes modular storage and organization systems for cars, trucks, vans, and SUVs. ONWRD’s products feature customizable panels, headrest attachments, and pouches designed to keep gear secure during off-road or daily travel. The ONWRD business has been integrated into Rhino-Rack USA’s existing operations in Colorado.

Strategic Review

The Company previously announced that its Board of Directors initiated a comprehensive review of strategic alternatives to enhance shareholder value. The review includes a range of potential strategic alternatives, including, among other things, the sale of all or part of the business or other strategic or financial transactions involving the Company. The review has no deadline or definitive timetable and there can be no assurance that the review will result in any transaction or other strategic outcome. The Company does not intend to disclose further developments regarding the review unless and until it determines that further disclosure is appropriate or required. Clarus has retained Jefferies LLC as its financial advisor.

2026 Outlook

The Company continues to expect fiscal year 2026 sales to range between $245 million and $255 million and now expects adjusted EBITDA to range between approximately $12 million and $13 million, or an adjusted EBITDA margin of 5.0% at the mid-point of the revenue and adjusted EBITDA ranges. Capital expenditures are expected to remain between $6 million and $7 million, consistent with the Company’s prior outlook, and free cash flow is now expected to be $6 million for the full year 2026. For the third quarter of 2026, sales are expected to range between $66 million and $68 million, and adjusted EBITDA is expected to be approximately $3 million.

Clarus has not provided net income or net cash provided by operating activities guidance due to the inherent difficulty of forecasting certain expenses, gains, changes in working capital and other items affecting those measures. Accordingly, the Company does not provide reconciliations of adjusted EBITDA, adjusted EBITDA margin or free cash flow guidance to their most directly comparable GAAP measures for fiscal year 2026.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2026 results.

Date: Thursday, August 6, 2026

Time: 5:00 pm ET

Registration Link: https://register-conf.media-server.com/register/BI19da625963174778be074ad27b47b34c

To access the call by phone, please register via the live call registration link above and you will be provided with dial-in instructions and details. The conference call will be broadcast live and available for replay here and on the Company’s website at www.claruscorp.com.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a global leader in the design and development of best-in-class equipment and lifestyle products for outdoor enthusiasts. Driven by our rich history of engineering and innovation, our objective is to provide safe, simple, effective and beautiful products so that our customers can maximize their outdoor pursuits and adventures. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Rhino-Rack®, MAXTRAX®, RockyMounts®, and Onwrd® brand names through outdoor specialty and online retailers, our own websites, distributors, and original equipment manufacturers.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted net income (loss) and related earnings (loss) per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin, and (iv) free cash flow (defined as net cash provided by operating activities less capital expenditures). The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted net income (loss) and related earnings (loss) per diluted share, (iii) EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin, and (iv) free cash flow, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measures adjusted EBITDA and/or adjusted EBITDA margin for the fiscal year 2026 to net income for the fiscal year 2026, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not adjusted EBITDA and/or adjusted EBITDA margin. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, risks and uncertainties related to the Company’s review of strategic alternatives, including the timing and outcome of the review, whether the review results in any transaction or other strategic outcome, whether and when the Company provides further updates, and the potential impact of the review on the Company’s business and operations, as well as those risks and uncertainties more fully described from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Michael J. Yates

Chief Financial Officer

mike.yates@claruscorp.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

Tel 1-212-477-8438 / 1-212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash	$28,925	$36,691
Accounts receivable, less allowance for
credit losses of $1,269 and $1,121	43,119	44,839
Inventories	92,008	83,028
Prepaid and other current assets	8,076	5,457
Income tax receivable	1,427	1,407
Total current assets	173,555	171,422

Property and equipment, net	18,867	18,255
Other intangible assets, net	21,565	23,761
Indefinite-lived intangible assets	19,600	19,600
Deferred income taxes	55	55
Other long-term assets	21,188	15,935
Total assets	$254,830	$249,028

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$17,861	$15,907
Accrued liabilities	20,843	24,403
Income tax payable	320	179
Total current liabilities	39,024	40,489

Deferred income taxes	1,301	1,418
Other long-term liabilities	16,433	10,728
Total liabilities	56,758	52,635

Stockholders’ Equity
Preferred stock, $0.0001 par value per share; 5,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value per share; 100,000 shares authorized; 43,104 and 43,054 issued and 38,288 and 38,402 outstanding, respectively	4	4
Additional paid in capital	704,909	703,487
Accumulated deficit	(457,756)	(457,253)
Treasury stock, at cost	(33,635)	(33,156)
Accumulated other comprehensive loss	(15,450)	(16,689)
Total stockholders’ equity	198,072	196,393
Total liabilities and stockholders’ equity	$254,830	$249,028

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2026	June 30, 2025
Sales
Domestic sales	$24,522	$24,724
International sales	31,634	30,523
Total sales	56,156	55,247

Cost of goods sold	28,684	35,567
Gross profit	27,472	19,680

Operating expenses
Selling, general and administrative	24,303	26,910
Restructuring charges	140	161
Transaction costs	22	108
Contingent consideration benefit	(254)	-
Legal and regulatory matter (benefit) costs	(1,299)	1,837
Impairment of indefinite-lived intangible assets	-	1,565

Total operating expenses	22,912	30,581

Operating income (loss)	4,560	(10,901)

Other income
Interest income, net	84	153
Other, net	92	1,483

Total other income, net	176	1,636

Income (loss) before income tax	4,736	(9,265)
Income tax expense (benefit)	22	(831)
Net income (loss)	$4,714	$(8,434)

Net income (loss) per share:
Basic	$0.12	$(0.22)
Diluted	0.12	(0.22)

Weighted average shares outstanding:
Basic	38,369	38,402
Diluted	38,369	38,402

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

(In thousands, except per share amounts)

	Six Months Ended
	June 30, 2026	June 30, 2025
Sales
Domestic sales	$49,402	$49,533
International sales	68,692	66,147
Total sales	118,094	115,680

Cost of goods sold	67,859	75,206
Gross profit	50,235	40,474

Operating expenses
Selling, general and administrative	50,880	53,526
Restructuring charges	993	334
Transaction costs	44	250
Contingent consideration benefit	(254)	-
Legal and regulatory matter costs	80	2,462
Impairment of indefinite-lived intangible assets	-	1,565

Total operating expenses	51,743	58,137

Operating loss	(1,508)	(17,663)

Other income
Interest income, net	172	410
Other, net	3,000	1,942

Total other income, net	3,172	2,352

Income (loss) before income tax	1,664	(15,311)
Income tax expense (benefit)	245	(1,633)
Net income (loss)	$1,419	$(13,678)

Net income (loss) per share:
Basic	$0.04	$(0.36)
Diluted	0.04	(0.36)

Weighted average shares outstanding:
Basic	38,389	38,384
Diluted	38,390	38,384

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	June 30, 2026		June 30, 2025
Sales	$56,156	Sales	$55,247

Gross profit as reported	$27,472	Gross profit as reported	$19,680
Adjusted gross profit	$27,472	Adjusted gross profit	$19,680

Gross margin as reported	48.9%	Gross margin as reported	35.6%

Adjusted gross margin	48.9%	Adjusted gross margin	35.6%

SIX MONTHS ENDED

	June 30, 2026		June 30, 2025
Sales	$118,094	Sales	$115,680

Gross profit as reported	$50,235	Gross profit as reported	$40,474
Plus impact of inventory fair value adjustment	-	Plus impact of inventory fair value adjustment	120
Adjusted gross profit	$50,235	Adjusted gross profit	$40,594

Gross margin as reported	42.5%	Gross margin as reported	35.0%

Adjusted gross margin	42.5%	Adjusted gross margin	35.1%

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended June 30, 2026
	Total	Gross	Operating	Income tax	Tax	Net	Diluted
	sales	profit	expenses	expense	rate	income	EPS (1)
As reported	$56,156	$27,472	$22,912	$22	(0.5)%	$4,714	$0.12

Amortization of intangibles	-	-	(1,906)	9		1,897
Restructuring charges	-	-	(140)	-		140
Transaction costs	-	-	(22)	-		22
Contingent consideration benefit	-	-	254	-		(254)
Stock-based compensation	-	-	(268)	-		268

As adjusted	$56,156	$27,472	$20,830	$31	0.5%	$6,787	$0.18

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to net loss. Reported net income per share and adjusted net income per share are both calculated based on 38,369 diluted weighted average shares of common stock.

	Three Months Ended June 30, 2025
	Total	Gross	Operating	Income tax	Tax	Net	Diluted
	sales	profit	expenses	benefit	rate	loss	EPS (1)
As reported	$55,247	$19,680	$30,581	$(831)	(9.0)%	$(8,434)	$(0.22)

Amortization of intangibles	-	-	(2,213)	217		1,996
Impairment of indefinite-lived intangible assets	-	-	(1,565)	-		1,565
Restructuring charges	-	-	(161)	16		145
Transaction costs	-	-	(108)	10		98
Stock-based compensation	-	-	(1,554)	57		1,497

As adjusted	$55,247	$19,680	$24,980	$(531)	14.5%	$(3,133)	$(0.08)

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to net loss. Reported net loss per share and adjusted net loss per share are both calculated based on 38,402 basic and diluted weighted average shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Six Months Ended June 30, 2026
	Total	Gross	Operating	Income tax	Tax	Net	Diluted
	sales	profit	expenses	expense	rate	income	EPS (1)
As reported	$118,094	$50,235	$51,743	$245	(14.7)%	$1,419	$0.04

Amortization of intangibles	-	-	(3,843)	23		3,820
Restructuring charges	-	-	(993)	-		993
Transaction costs	-	-	(44)	-		44
Contingent consideration benefit	-	-	254	-		(254)
Stock-based compensation	-	-	(1,422)	-		1,422

As adjusted	$118,094	$50,235	$45,695	$268	3.5%	$7,444	$0.19

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to net loss. Reported net income per share and adjusted net income per share are both calculated based on 38,390 diluted weighted average shares of common stock.

	Six Months Ended June 30, 2025
	Total	Gross	Operating	Income tax	Tax	Net	Diluted
	sales	profit	expenses	benefit	rate	loss	EPS (1)
As reported	$115,680	$40,474	$58,137	$(1,633)	(10.7)%	$(13,678)	$(0.36)

Amortization of intangibles	-	-	(4,437)	512		3,925
Impairment of indefinite-lived intangible assets	-	-	(1,565)	-		1,565
Disposal of internally developed software	-	-	(365)	48		317
Restructuring charges	-	-	(334)	39		295
Transaction costs	-	-	(250)	29		221
Inventory fair value of purchase accounting	-	120	-	16		104
Stock-based compensation	-	-	(3,023)	105		2,918

As adjusted	$115,680	$40,594	$48,163	$(884)	16.9%	$(4,333)	$(0.11)

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to net loss. Reported net loss per share and adjusted net loss per share are both calculated based on 38,384 basic and diluted weighted average shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM CONSOLIDATED NET INCOME (LOSS) AND NET INCOME (LOSS) MARGIN TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Three Months Ended June 30, 2026				Three Months Ended June 30, 2025
	Outdoor Segment	Adventure Segment	Corporate Costs	Total (1)	Outdoor Segment	Adventure Segment	Corporate Costs	Total (1)
Net income (loss)				$4,714				$(8,434)

Income tax expense (benefit)				22				(831)
Other, net				(92)				(1,483)
Interest income, net				(84)				(153)

Operating income (loss)	$8,177	$(1,333)	$(2,284)	$4,560	$(4,242)	$(2,203)	$(4,456)	$(10,901)

Depreciation	616	322	62	1,000	534	343	-	877
Amortization of intangibles	162	1,744	-	1,906	245	1,968	-	2,213

EBITDA	$8,955	$733	$(2,222)	$7,466	$(3,463)	$108	$(4,456)	$(7,811)

Restructuring charges	92	48	-	140	(42)	203	-	161
Transaction costs	-	-	22	22	86	-	22	108
Contingent consideration benefit	-	(254)	-	(254)	-	-	-	-
Impairment of indefinite-lived intangible assets	-	-	-	-	1,565	-	-	1,565
Stock-based compensation	-	-	268	268	-	-	1,554	1,554

Adjusted EBITDA (2)	$9,047	$527	$(1,932)	$7,642	$(1,854)	$311	$(2,880)	$(4,423)

Sales	$39,776	$16,380	$-	$56,156	$36,661	$18,586	$-	$55,247

Net income (loss) margin				8.4%				(15.3)%
EBITDA margin	22.5%	4.5%		13.3%	(9.4)%	0.6%		(14.1)%
Adjusted EBITDA margin	22.7%	3.2%		13.6%	(5.1)%	1.7%		(8.0)%

(1) The Company reconciles consolidated Net income (loss) to EBITDA and Adjusted EBITDA as it has historically not allocated Income tax expense (benefit), Other, net, and Interest income, net to the segments or to Corporate.

(2) Beginning in the first quarter of 2026, the Company will no longer add back Legal costs and regulatory matter expenses or Other inventory reserves to Adjusted EBITDA. During the three months ended June 30, 2025, the Company included an adjustment related to Legal costs and regulatory matter expenses of $1,837 ($1,150 recorded at the Outdoor segment and $687 recorded in Corporate costs) and Other inventory reserves of $490 at the Outdoor segment. The three months ended June 30, 2025 reconciliation has been restated to conform to the 2026 presentation.

CLARUS CORPORATION

RECONCILIATION FROM CONSOLIDATED NET INCOME (LOSS) AND NET INCOME (LOSS) MARGIN TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Six Months Ended June 30, 2026				Six Months Ended June 30, 2025

	Outdoor Segment	Adventure Segment	Corporate Costs	Total (1)	Outdoor Segment	Adventure Segment	Corporate Costs	Total (1)
Net income (loss)				$1,419				$(13,678)

Income tax expense (benefit)				245				(1,633)
Other, net				(3,000)				(1,942)
Interest income, net				(172)				(410)

Operating income (loss)	$7,959	$(3,170)	$(6,297)	$(1,508)	$(4,120)	$(5,257)	$(8,286)	$(17,663)

Depreciation	1,251	611	125	1,987	1,040	720	-	1,760
Amortization of intangibles	384	3,459	-	3,843	528	3,909	-	4,437

EBITDA	$9,594	$900	$(6,172)	$4,322	$(2,552)	$(628)	$(8,286)	$(11,466)

Restructuring charges	885	108	-	993	131	203	-	334
Transaction costs	-	-	44	44	156	40	54	250
Contingent consideration benefit	-	(254)	-	(254)	-	-	-	-
Impairment of indefinite-lived intangible assets	-	-	-	-	1,565	-	-	1,565
Disposal of internally developed software	-	-	-	-	-	365	-	365
Stock-based compensation	-	-	1,422	1,422	-	-	3,023	3,023
Inventory fair value of purchase accounting	-	-	-	-	-	120	-	120

Adjusted EBITDA (2)	$10,479	$754	$(4,706)	$6,527	$(700)	$100	$(5,209)	$(5,809)

Sales	$84,648	$33,446	$-	$118,094	$80,984	$34,696	$-	$115,680

Net income (loss) margin				1.2%				(11.8)%
EBITDA margin	11.3%	2.7%		3.7%	(3.2)%	(1.8)%		(9.9)%
Adjusted EBITDA margin	12.4%	2.3%		5.5%	(0.9)%	0.3%		(5.0)%

(1) The Company reconciles consolidated Net income (loss) to EBITDA and Adjusted EBITDA as it has historically not allocated Income tax expense (benefit), Other, net, and Interest income, net to the segments or to Corporate.

(2) Beginning in the first quarter of 2026, the Company will no longer add back Legal costs and regulatory matter expenses or Other inventory reserves to Adjusted EBITDA. During the six months ended June 30, 2025, the Company included an adjustment related to Legal costs and regulatory matter expenses of $2,462 ($1,728 recorded at the Outdoor segment and $734 recorded in Corporate costs) and Other inventory reserves of $490 at the Outdoor segment. The six months ended June 30, 2025 reconciliation has been restated to conform to the 2026 presentation.